Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 28, 2017 with respect to the consolidated financial statements of Funko Acquisition Holdings, L.L.C. and Subsidiaries included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-220856) and the related Prospectus of Funko, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

October 23, 2017